Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057) and Form S-3 (Nos. 333-198481) of our report dated September 30, 2013 related to the consolidated financial statements of Dynatronics Corporation and subsidiary included in Dynatronics Corporation’s Annual Report on Form 10-K for the year ended June 30, 2014.

/s/Larson & Company, PC

Salt Lake City, Utah
October 27, 2014